EXHIBIT 10.37


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                        IMAGING DIAGNOSTIC SYSTEMS, INC.

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                           Maximum Offering: $500,000



     This offering consists of 318,500 shares of the Company's Common Stock.



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                             SUBSCRIPTION AGREEMENT

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                             SUBSCRIPTION PROCEDURES


         The Common Stock, no par value, of Imaging Diagnostic Systems, Inc. (the "Company" or "Seller") is being offered for $1.57 per share (the "Shares"). The Shares will be transferable to the extent that any such transfer is permitted by law. This offering is being made in accordance with the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Rule 506 of Regulation D promulgated under the Act (the "Regulation D Offering").

                  The Investor Questionnaire is designed to enable the Investor to demonstrate the minimum legal requirements under federal and state securities laws to purchase the Shares. The Signature Page for the Investor Questionnaire and the Subscription Agreement contain representations relating to the subscription.

          Also included is an Internal Revenue Service Form W-9: "Request for Taxpayer Identification Number and Certification" for U.S. citizens or residents of the U.S. for U.S. federal income tax purposes only. (Foreign investors should consult their tax advisors regarding the need to complete Internal Revenue Service Form W-9 and any other forms that may be required).

         If you are a foreign person or foreign entity, you may be subject to a withholding tax equal to 30% of any dividends paid by the Company. In order to eliminate or reduce such withholding tax you may submit a properly executed I.R.S. Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or I.R.S. Form 1001 (Ownership Exemption or Reduced Trade Certificate), claiming exemption from withholding or eligibility for treaty benefits in the form of a lower rate of withholding tax on interest or dividends.

         Payment must be made by wire transfer as provided below:

Immediately available funds should be sent via wire transfer to:

         First Union National Bank of Florida
         200 West Forsyth Street
         Jacksonville, Florida

         ABA #:   063000021
         Account #:        2090000431548
         Acct.Name:        Imaging Diagnostic Systems, Inc.


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                             SUBSCRIPTION AGREEMENT


To:      IMAGING DIAGNOSTIC SYSTEMS, INC.
         --------------------------------

         This Subscription Agreement is made between IMAGING DIAGNOSTIC SYSTEMS, INC., a Florida corporation, (the "Company" or "Seller"), and the undersigned prospective purchaser ("Purchaser") who is subscribing hereby for the Company's Common Stock, no par value, (the "Shares"), at $1.57 per share. The Shares being offered will be separately transferable to the extent that any such transfer is permitted by law. This subscription is submitted to Purchaser in accordance with and subject to the terms and conditions described in this Subscription Agreement dated April 27, 2000, together with any Exhibits thereto, relating to an offering (the "Offering") of 318,500 Shares. The Offering comprises (i) an offering of the Shares to accredited investors (the "Regulation D Offering") in accordance with the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 506 of Regulation D promulgated under the Act ("Regulation D").

1.       SUBSCRIPTION.
         ------------

     (a) The undersigned hereby irrevocably subscribes for and agrees to purchase 318,500 Shares at a purchase price of $1.57 per Share.

2.       REPRESENTATIONS AND WARRANTIES.
         ------------------------------

     The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

                  (a) The undersigned has been furnished with, and understands the terms of the Offering. With respect to tax and other economic considerations involved in his investment, the undersigned is not relying on the Company. The undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned's professional legal, tax, accounting and financial advisors the suitability of an investment in the Company, by purchasing the Shares, for the undersigned's particular tax and financial situation and has determined that the investment being made by the undersigned is a suitable investment for the undersigned.

                  (b) The undersigned acknowledges that all documents, records, and books pertaining to this investment which the undersigned has requested have been made available for inspection by the undersigned.

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                  (c) The undersigned has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of the undersigned.

                  (d) The undersigned will not sell or otherwise transfer the Shares without registration under the Act or applicable state securities laws or an exemption therefrom. The Shares have not been registered under the Act or under the securities laws of certain states.

          Upon written notice at any time, beginning August 27, 2000 and ending August 27, 2001, from the Holder that it contemplates the transfer of all or any of its Shares under such circumstances that a public offering, within the meaning of the Act, of the Shares will be involved, the Company, as promptly as possible after the receipt of such notice, shall file, not more than once at the sole cost of the Company, a registration statement or, if available, a Notification under Regulation A under the Act, with respect to the offering and sale or other disposition of the Shares with respect to which it shall have received such notice. Within 10 days after receiving any such notice, the Company shall give notice to the Holder that the Company is proceeding with such registration statement or Notification. The Holder shall promptly supply the Company with all information necessary to effectuate such registration. The Company shall furnish to Purchaser such number of prospectuses and other documents incidental to the registration of the Shares of Common Stock, including any amendment of or supplements thereto.

          The undersigned represents that the undersigned is purchasing the Shares for the undersigned's own account, for investment and not with a view to resale or distribution except in compliance with the Act. The undersigned has not offered or sold any portion of the Shares being acquired nor does the undersigned have any present intention of dividing the Shares with others or of selling, distributing or otherwise disposing of any portion of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Act. Except as provided herein, the Company has no obligation to register the Shares.

                  (e) The undersigned recognizes that an investment in the Shares involves substantial risks, including loss of the entire amount of such investment.

                  (f) Legends (i) The undersigned acknowledges that each certificate representing the Shares unless registered , shall be stamped or otherwise imprinted with a legend substantially in the following form:

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                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE
                  OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) IF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                  NOTWITHSTANDING THE FOREGOING, THE COMMON STOCK ARE ALSO SUBJECT TO THE REGISTRATION RIGHTS SET FORTH IN THAT CERTAIN SUBSCRIPTION AGREEMENT BY AND BETWEEN THE HOLDER HEREOF AND THE COMPANY, A COPY OF EACH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE.

                  (g) The undersigned acknowledges and agrees that it shall not be entitled to seek any remedies with respect to the Offering from any party other than the Company.

                  (h) This Subscription Agreement is executed and delivered on behalf of a corporation, and: (i) such corporation has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Subscription Agreement and all other instruments (including, without limitation, the Registration Rights Agreement) executed and delivered by or on behalf of such corporation in connection with the purchase of the Shares and
         (b) to purchase and hold the Shares: (ii) the signature of the party signing on behalf of such corporation is binding upon such corporation; and (iii) such corporation has not been formed for the specific purpose of acquiring the Shares, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D and has submitted information substantiating such individual qualification.

                  (i) The undersigned shall indemnify and hold harmless the Company and each stockholder, executive, employee, representative, affiliate, officer, director or control person of the Company, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the undersigned to the Company or omitted or alleged to

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         have been omitted by the undersigned, concerning the undersigned or the undersigned's subscription for and purchase of the Shares or the undersigned's authority to invest or financial position in connection with the Offering, including, without limitation, any such misrepresentation, misstatement or omission contained in this Subscription Agreement, the Questionnaire or any other document submitted by the undersigned, against losses, liabilities and expenses for which the Company, or any stockholder, executive, employee, representative, affiliate, officer, director or control person of the Company has not otherwise been reimbursed (including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Company, or such officer, director stockholder, executive, employee, representative, affiliate or control person in connection with such action, suit or proceeding.

                  (j) The undersigned is not subscribing for the Shares as a result of, or pursuant to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

                  (k) The undersigned or the undersigned's representatives, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable the undersigned to utilize the information made available to the undersigned in connection with the Offering to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

                  (l) The Purchaser is purchasing the Shares for its own account for investment, and not with a view toward the resale or distribution thereof. Purchaser is neither an underwriter of, nor a dealer in, the Shares and is not participating in the distribution or resale of the Shares.

         3.       Seller Representations.

                  (a) Concerning the Securities.The issuance, sale and delivery of the Shares have been duly authorized by all required corporate action on the part of the Company, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors' rights generally.


                  (b) Authority to Enter Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

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                   (c) Non-contravention. The execution and delivery of this
Agreement and the consummation of the issuance of the Shares, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of The Company, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule, or regulation of the United States or any State thereof or any applicable decree, judgment, or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over the Company or any of its properties or assets.

                  (d) Company Compliance. The Company represents and warrants that the Company and its subsidiaries are: (i) in full compliance, to the extent applicable, with all reporting obligations under either Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; (ii) not in violation of any term or provision of its article of incorporation or by-laws; (iii) not in default in the performance or observance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any mortgage, deed of trust, indenture or other instrument or agreement to which they are a party, either singly or jointly, by which it or any of their property is bound or subject. Furthermore, the Company is not aware of any other facts which it has not disclosed which could have a material adverse effect on the business, condition (financial or otherwise), operations, earnings, performance, properties or prospects of the Company and its subsidiaries taken as a whole.

                  (e) Pending Litigation. There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental body now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be bound or subject, (ii) no law, statute, rule, regulation, order or ordinance that has been enacted, adopted or issued by any governmental body or that, to the knowledge of the Company, has been proposed by any governmental body materially adversely affecting the Company or any of its subsidiaries, (iii) no injunction, restraining order or order of any nature by a federal, state or foreign court or governmental body of competent jurisdiction to which the Company or any of its subsidiaries is subject issued that, in the case of clauses (i), (ii) and (iii) above, (x) is reasonably likely to, singly or in the aggregate, result in a material adverse effect on the business, condition (financial or otherwise), operations, earnings, performance, properties or prospects of the Company effect, and its subsidiaries taken as a whole or (y) would interfere with or adversely affect the issuance of the Shares reasonably likely to render this Subscription Agreement or the Shares, or any portion thereof, invalid or unenforceable.

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                  (f) Issuance of the Shares. No action has been taken and no law, statute, rule, regulation, order or ordinance has been enacted, adopted or issued by any governmental body that prevents the issuance of the Shares no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Shares or suspends the sale of the Shares in any jurisdiction; and no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting, the Company, any of its subsidiaries or, to the best knowledge of the Company, before any court or arbitrator or any Governmental Body that, if adversely determined, would prohibit, interfere with or adversely affect the issuance or marketability of the Shares or render the Subscription Agreement or the Shares , or any portion thereof, invalid or unenforceable.

                  (g) The Company shall indemnify and hold harmless the Purchaser and each stockholder, executive, employee, representative, affiliate, officer, director or control person of the Purchaser, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the Company to the Purchaser or omitted or alleged to have been omitted by the Company, concerning the Purchaser or the Purchaser's subscription for and purchase of the Shares or the Purchaser 's authority to invest or financial position in connection with the Offering, including, without limitation, any such misrepresentation, misstatement or omission contained in this Subscription Agreement, the Questionnaire or any other document submitted by the Company, against losses, liabilities and expenses for which the Purchaser, or any stockholder, executive, employee, representative, affiliate, officer, director or control person of the Purchaser has not otherwise been reimbursed (including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Purchaser, or such officer, director stockholder, executive, employee, representative, affiliate or control person in connection with such action, suit or proceeding.

         (h) No Change. Other than filings required by the Blue Sky or federal securities law, no consent, approval or authorization of or designation, declaration or filing with any governmental or other regulatory authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement. Any required qualification or notification under applicable federal securities laws and state Blue Sky laws of the offer, sale and issuance of the Shares, has been obtained on or before the date hereof or will have been obtained within the allowable period thereafter.

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         (i) True Statements. Neither this Agreement nor any of the "Disclosure
Documents", as hereinafter defined, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements are made. There exists no fact or circumstances which, to the knowledge of the Company, materially and adversely affects the business, properties or assets, or conditions, financial or otherwise, of the Company, which has not been set forth in this Subscription Agreement or disclosed in such documents.

         (j) The Purchaser has been advised that the Company has not retained any independent professionals to review or comment on this Offering or otherwise protect the interests of the Purchaser. Although the Company has retained its own counsel, neither such counsel nor any other firm, has acted on behalf of the Purchaser, and the Purchaser should not rely on the Company's legal counsel with respect to any matters herein described.

         (k) There has never been represented, guaranteed, or warranted to the undersigned by any broker, the Company, its officers, directors or agents, or employees or any other person, expressly or by implication (i) the percentage of profits and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of the Company's operations; and (ii) that the past performance or experience on the part of the management of the Company, or of any other person, will in any way result in the overall profitable operations of the Company.

         (l) Prior Shares Issued Under Regulation S or Regulation D. In the past twelve months the Company raised $-0- in Regulation S offerings of which $-0-remains unconverted. The Company has raised a total of $4,497,870 in Regulation D offerings in the past eighteen months of which the principal amount of $1,230,000 remains unconverted. $3,131,000 of the total raised was from the sale of convertible debentures.

         (m) Current Authorized Shares. As of April 27, 2000, there were 100,000,000 authorized shares of Common Stock of which approximately 97,807,377 shares of Common Stock were issued and outstanding on a fully diluted basis.

         (n) Disclosure Documents. The Disclosure Documents are all the documents (other than preliminary materials) that the Company has been required to file with the Securities and Exchange Commission from December 31, 1996 to the date hereof. As of their respective dates, none of the Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements

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therein, in light of the circumstances under which they were made, not misleading, and no material event has occurred since the Company's filing on Form 10-KSB for the quarter ended December 31, 1999 which could make any of the disclosures contained therein misleading. The financial statements of the Company included in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, subject only to normal recurring fiscal year-end audit adjustments) and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended.

         (o) Information Supplied. The information supplied by the Company to Purchaser in connection with the offering of the Shares does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements, in the light of the circumstances in which they were made, not misleading. There exists no fact or circumstances which, to the knowledge of the Company, materially and adversely affects the business, properties, assets, or conditions, financial or otherwise, of the Company which has not been set forth in this Agreement or disclosed in such documents.

         (p) Non-contravention. The execution and delivery of this Agreement by the Company, the issuance of the Shares, and the consummation by the Company of the other transactions contemplated by this Agreement, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the (i) certificate of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, (iii) any material existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

         (q) No Default. Except as set forth in the Company's Disclosure Documents, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound, and neither the execution of, nor the delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, (i) any material indenture, mortgage,

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deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, (ii) any statute applicable to the Company or its property, (iii) the Certificate of Incorporation or By-Laws of the Company, (iv) any decree , judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or (v) the Company's listing agreement for its Common Stock.

         (r) Registration Rights Upon written notice at any time, beginning August 27, 2000 and ending August 27, 2001, from the Holder that it contemplates the transfer of all or any of its Shares under such circumstances that a public offering, within the meaning of the Act, of the Shares will be involved, the Company, as promptly as possible after the receipt of such notice, shall file, not more than once at the sole cost of the Company, a registration statement or, if available, a Notification under Regulation A under the Act, with respect to the offering and sale or other disposition of the Shares with respect to which it shall have received such notice. Within 10 days after receiving any such notice, the Company shall give notice to the Holder that the Company is proceeding with such registration statement or Notification.

The Holder shall promptly supply the Company with all information necessary to effectuate such registration. The Company shall furnish to Purchaser such number of prospectuses and other documents incidental to the registration of the Shares of Common Stock, including any amendment of or supplements thereto.


            (s) Use of Proceeds. The Company represents that the net proceeds of this offering will be used for working capital.


4.       UNDERSTANDINGS.
         --------------

         The undersigned understands, acknowledges and agrees with the Company as follows:

FOR ALL SUBSCRIBERS:

         (a) This Subscription may be rejected, in whole or in part, by the Company in its sole and absolute discretion at any time before the date set for closing unless the Company has given notice of acceptance of the undersigned's subscription by signing this Subscription Agreement.

         (b) No U.S. federal or state agency or any agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the Offering for investment nor any recommendation or endorsement of the Shares.

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         (c) The representations, warranties and agreements of the undersigned and the Company contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the date of the sale of the Shares and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Shares.

         (d) IN MAKING AN INVESTMENT DECISION, PURCHASERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE MEMORANDUM OR THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         (e) The Regulation D Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the undersigned herein and in the Questionnaire.

         (f) It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

         (g) THE SHARES MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         (h)      NASAA UNIFORM LEGEND

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE

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CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON
TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933 AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         (i) The undersigned acknowledges and is aware that except for the three day rescission rights provided under Florida law, the undersigned is entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith shall survive my death or disability.

         (j) The undersigned has had the opportunity to ask questions of, and receive answers from management of the Company regarding the terms and conditions of this Subscription Agreement, and the transactions contemplated thereby, as well as the affairs of the Company and related matters.

         (k) The undersigned understands that he may have access to whatever additional information concerning the Company, its financial condition, its business, its prospects, its management, its capitalization, and other similar matters that he may desire, provided that the Company can acquire such information without unreasonable effort or expense. In addition, as required by ss.517.061(11)(a)(3), Florida Statutes, and Rule 3E-500.05(a) thereunder, the undersigned understands that he may have, at the offices of the Company, at any reasonable hour, after reasonable prior notice, access to the materials set forth in the Rule which the Company can obtain without unreasonable effort or expense.

         (l) The undersigned has had the opportunity to obtain additional information necessary to verify the accuracy of the information referred to above.

5.       SUBMISSION TO JURISDICTION

         (a) Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this Agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Purchaser shall be brought and maintained exclusively in the courts of the State of Florida. The Company and Purchaser hereby expressly and irrevocably submits to the jurisdiction of the state and federal Courts of the State of Florida for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company and Purchaser further irrevocably consents to the service of process by registered mail, postage

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prepaid, or by personal service within or without the State of Florida. The
Company and Purchaser hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company or Purchaser have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property the Company and Purchaser hereby irrevocably waive such immunity in respect of their obligations under this Agreement and the other loan documents.

         (b) Waiver of Jury Trial. The Purchaser and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Purchaser or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Purchaser entering into this agreement.

         (c) Submission To Jurisdiction. Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in Florida, and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

6.       MISCELLANEOUS.
         -------------

         (a) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

         (b) Neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

         (c) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed: (i) if to the Company, at its executive offices or (ii) if to the undersigned, at the address for correspondence set forth in the Questionnaire, or at such other address as may be specified by written notice given in accordance with this paragraph.

         (d) This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Florida, as such laws are applied by Florida courts to agreements entered into, and to be performed in, Florida by and between residents of Florida, and shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statue or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         (e) This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

         (f) This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

7.       SIGNATURE.
         ---------

         The signature of this Subscription Agreement is contained as part of the applicable Subscription Package, entitled "Signature Page."

                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK)

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                            CORPORATION QUESTIONNAIRE

         Investor Name:  Michael Associates

         The information contained in this Questionnaire is being furnished in order to determine whether the undersigned CORPORATION'S Subscription to purchase the Shares described in the Subscription Agreement may be accepted.

         ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned CORPORATION understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Shares is exempt from registration under the Securities Act of 1933, as amended. Further, the undersigned CORPORATION understands that the offering is required to be reported to the Securities and Exchange Commission and to various state securities and "blue sky" regulators.

         IN ADDITION TO SIGNING THE SIGNATURE PAGE, THE UNDERSIGNED CORPORATION MUST COMPLETE FORM W-9 ATTACHED HERETO.

I.    PLEASE CHECK EACH OF THE STATEMENTS BELOW THAT APPLIES TO THE CORPORATION.

X 1. The undersigned CORPORATION: (a) has total assets in excess of $5,000,000; (b) was not formed for the specific purpose of acquiring the Shares and (c) has its principal place of business in ______________________.


                   2.Each of the shareholders of the undersigned CORPORATION is able to certify that such shareholder meets at least one of the following three conditions:

                    (a) the shareholder is a natural person whose individual net worth* or joint net worth with his or her spouse exceeds $10,000,000; or

                    (b) the shareholder is a natural person who had an individual income* in excess of $200,000 in each of 1998 and 1999 and who reasonably expects an individual income in excess of $200,000 in 2000; or

                    (c) Each of the shareholders of the undersigned CORPORATION is able to certify that such shareholder is a natural person who, together with his or her spouse, has had a joint income in excess of $300,000 in each of 1998 and 1999 and who reasonably expects a joint income in excess of $300,000 during 2000; and the undersigned CORPORATION has its principal place of business in ________________.

* For purposes of this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.


               3. The undersigned CORPORATION is:

                    (a) a bank as defined in Section 3(a)(2) of the Securities Act; or

                    (b) a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or

                    (c) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

                    (d) an insurance company as defined in Section 2(13) of the Securities Act; or

                    (e) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

                    (f) a small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; or

                    (g) a private business development company as defined in
                    Section 202(a) (22) of the Investment Advisors Act of 1940.

II.      OTHER CERTIFICATIONS.

         By signing the Signature Page, the undersigned certifies the following:

          (a) That the CORPORATION'S purchase of the Shares will be solely for the CORPORATION'S own account and not for the account of any other person or entity; and

          (b) that the CORPORATION'S name, address of principal place of business, place of incorporation and taxpayer identification number as set forth in this Questionnaire are true, correct and complete.

III.     GENERAL INFORMATION

         (a)      PROSPECTIVE PURCHASER (THE CORPORATION)

Name:  Michael Associates

Principal Place of Business:  New Jersey


Address for Correspondence (if different): 1 Evertrust Plaza
                                          (Number and Street)

         Jersey City                 NJ                       07302
         (City)                    (State)                  (Zip Code)

Telephone Number:                201                 434-0317
                             (Area Code)             (Number)

Jurisdiction of Incorporation:________________________________


Date of Formation:         1970

Taypayer Identification Number:     13-6370318

Number of Shareholders:    1

     (b) INDIVIDUAL WHO IS EXECUTING THIS QUESTIONNAIRE ON BEHALF OF THE CORPORATION.

Name:               Alfred Ricciardi

Position or Title:  General Partner

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                           CORPORATION SIGNATURE PAGE

         Your signature on this Corporation Signature Page evidences the agreement by the Purchaser to be bound by the Questionnaire and the Subscription Agreement.

         1. The undersigned hereby represents that (a) the information contained in the Questionnaire is complete and accurate and (b) the Purchaser will notify Imaging Diagnostic Systems, Inc.. immediately if any material change in any of the information occurs prior to the acceptance of the undersigned Purchaser's subscription and will promptly send Imaging Diagnostic Systems, Inc. written confirmation of such change.

         2. The undersigned officer of the Purchaser hereby certifies that he has read and understands this Subscription Agreement.

         3. The undersigned officer of the Purchaser hereby represents and warrants that he has been duly authorized by all requisite action on the part of the Corporation to acquire the Shares and sign this Subscription Agreement on behalf of _______________ and, further, that ____________________ has all requisite authority to purchase the Shares and enter into this Subscription Agreement.

         4. The undersigned acknowledges and is aware that except for the three day rescission rights provided under Florida law, the undersigned is entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith shall survive my death or disability.

         5. The undersigned has had the opportunity to ask questions of, and receive answers from management of the Company regarding the terms and conditions of this Subscription Agreement, and the transactions contemplated thereby, as well as the affairs of the Company and related matters.

         6. The undersigned understands that he may have access to whatever additional information concerning the Company, its financial condition, its business, its prospects, its management, its capitalization, and other similar matters that he may desire, provided that the Company can acquire such information without unreasonable effort or expense. In addition, as required by ss.517.061(11)(a)(3), Florida Statutes, and Rule 3E-500.05(a) thereunder, the undersigned understands that he may have, at the offices of the Company, at any reasonable hour, after reasonable prior notice, access to the materials set forth in the Rule which the Company can obtain without unreasonable effort or expense.

         7. The undersigned has had the opportunity to obtain additional information necessary to verify the accuracy of the information referred to above.


           100,000                              April 27, 2000
----------------------------------         ---------------------------
Number of Shares subscribed for                   Date



                                                     Michael Associates
                                                     (Purchaser)


                                            By:      /s/ Alfred Ricciardi
                                                     (Signature)


Name:  Alfred Riccardi                      Title:    General Partner
       -----------------------                        ---------------
       (Please Type or Print)                      (Please Type or Print)



         THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES ARE INCLUDED IN AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

                             COMPANY ACCEPTANCE PAGE


This Subscription Agreement accepted and agreed to this 27th day of April, 2000


IMAGING DIAGNOSTIC SYSTEMS, INC.


By /s/ Linda B. Grable